UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2019

ARMADA HOFFLER PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-35908 (Commission File Number)	46-1214914 (IRS Employer Identification No.)

222 Central Park Avenue, Suite 2100 Virginia Beach, Virginia (Address of principal executive offices)	23462 (Zip Code)

Registrant’s telephone number, including area code: (757) 366-4000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	AHH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 7, 2019, a wholly owned subsidiary of Armada Hoffler, L.P., the operating partnership subsidiary of Armada Hoffler Properties, Inc. (the “Company”), entered into an agreement with an unrelated third party to acquire Thames Street Wharf, a 263,426 square foot, LEED Gold Certified office building located in the Harbor Point submarket of Baltimore, Maryland, for $101 million.

As of June 10, 2019, the building was 100% occupied by seven tenants with a weighted-average remaining lease term of 7.4 years, including anchor tenants Morgan Stanley and Johns Hopkins Medicine, which together lease 92% of the building.

The acquisition is expected to close in the second quarter of 2019, subject to the satisfaction of certain customary closing conditions.

Based on the Company’s underwriting, the Company estimates that the capitalization rate for the acquisition is approximately 7.1%, which was determined by dividing the Company’s estimate of the building’s expected aggregate cash net operating income for the 12 months immediately following the closing of the acquisition by the contractual purchase price for the building. For purposes of calculating the estimated capitalization rate, net operating income consists of expected rental income and expense reimbursements from in-place leases and anticipated leasing activity reduced by expected operating expenses, real estate taxes, management fees and insurance expenses. Included in expected cash net operating income is approximately $0.3 million of net operating income for space leased by the Company, which will be eliminated for GAAP accounting purposes.

Investors are cautioned not to place undue reliance on the estimate of the cash capitalization rate for the acquisition because such estimate is based on certain assumptions applied by the Company related to anticipated occupancy, rental rates and expenses over the twelve months immediately following the expected acquisition date and is calculated on a non-GAAP basis. The Company’s experience operating this property may change its expectations with respect to its underwritten cash capitalization rate. In addition, the actual cash capitalization rate may differ from the estimated cash capitalization rate described above based on numerous factors, including the Company’s difficulties achieving assumed occupancy and/or rental rates, unanticipated expenses, results of final purchase price allocations and property tax reassessments, as well as the risk factors set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 and the Company’s subsequent filings with the Securities and Exchange Commission. The Company can provide no assurance that the actual cash capitalization rate for this property will be consistent with the estimated cash capitalization rate set forth above. See “Cautionary Note Regarding Forward-Looking Statements.”

Item 7.01. Regulation FD Disclosure.

On June 10, 2019, the Company issued a press release announcing the acquisition of Thames Street Wharf, which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instructions B.2 and B.6 of Form 8-K, the information included in Item 7.01 of this Current Report on Form 8-K, including exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Exchange Act or Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated June 10, 2019.

Cautionary Note Regarding Forward-Looking Statements

Certain matters within this Current Report on Form 8-K, including with respect to the details of the acquisition, the scheduled timing of closing, and the estimated capitalization rate, are discussed using forward-looking language as specified in the Private Securities Litigation Reform Act of 1995, and, as such, may involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance to differ from those projected in the forward-looking statements. For a description of factors that may cause the Company’s actual results or performance to differ from its forward-looking statements, please review the information under the heading “Risk Factors” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, and the other documents filed by the Company with the Securities and Exchange Commission from time to time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARMADA HOFFLER PROPERTIES, INC.

Dated: June 10, 2019	By:	/s/ Michael P. O’Hara
Michael P. O’Hara
Chief Financial Officer, Treasurer and Corporate Secretary